Exhibit 10.7

Agreement

Party A: Beijing Renda Finance and Education Technology Co., Ltd

and

Party B: Quest Holding International LLC (QHI)

Beijing Renda Finance and Education Technology Co., Ltd (Party A) and QHI (Party B) have agreed to be bound to the terms, conditions, and obligations contained in this Agreement.

I. On behalf of Party B, Party A will hire, administrate, and pay employees for Party B, and rent an office for them in the Mainland of China

AI.	Party B will pay a total of CNY2,900,000 to Party A each of the 12-month period from October 1, 2018 to September 30, 2019.

BI.	This agreement is valid for 1 years from October 1, 2018 to September 30, 2019.

IV.	Any Party may terminate this agreement upon ninety (90) days prior written notice to the other Party.

IN WITNESS WHEREOF, the Parties have executed this agreement as of this 1st day of October, 2018.

/s/ Jinliang Zhang	/s/ Jianbo Zhang
Jinliang Zhang, General Manager	Jianbo Zhang, General Manager
Beijing Renda Finance and Education Technology Co., Ltd	Quest Holding International, LLC